AMENDMENT NO. 1 TO THE FUND PARTICIPATION AGREEMENT

	THIS AMENDMENT is made and entered into this 9th day of March, 2007 by and between Summit Mutual Funds, Inc. ("SMFI"), Ameritas Investment Corp. ("AIC"), Symetra Life Insurance Company and Symetra Securities, Inc. ("Symetra").

	WHEREAS, SMFI , AIC and Symetra are parties to a Fund Participation Agreement dated 1st October, 2006 (the "Agreement");

	WHEREAS, SMFI , AIC and Symetra desire to add Symetra Separate Account SL to the list of separate accounts utilizing the funds, as set forth in Schedule A of the Agreement;

	WHEREAS, SMFI , AIC and Symetra desire to add Symetra Spinnaker[registered trademark symbol]Variable Annuity, Symetra Complete[registered trademark symbol] Individual Flexible Premium Variable Life Insurance Policy and Symetra Complete Advisor[registered trademark symbol] Individual Flexible Premium Variable Life Insurance Policy to its contracts funded by the separate accounts, as set forth in Schedule A of the Agreement;

	WHEREAS, SMFI , AIC and Symetra desire to replace Schedule A of the Agreement with the attached Schedule A.

	NOW THEREFORE, the parties agree as follows:

	1.	Schedule A of the agreement is hereby removed and shall be
superceded by the attached Schedule A;

	2.	The parties further agree that all other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers signing below.


					SUMMIT MUTUAL FUNDS, INC.

Attest:___________________________By:___________________________________
Name: 					Name: Steven R. Sutermeister
Title:					Title:	President



					AMERITAS INVESTMENT CORP.

Attest:___________________________By:__________________________________
Name:					Name: Gregory C. Sernett
Title:					Title: Vice President and Chief
					       Compliance  Officer

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					SYMETRA LIFE INSURANCE COMPANY,
					on behalf of itself and its
					separate accounts

Attest:___________________________By:____________________________________
Name:					Name: Richard J. Lindsay
Title:					Title:   Senior Vice President



					SYMETRA SECURITIES, INC.

Attest:___________________________By:_____________________________________
Name:					Name: Linda C. Mahaffey
Title:					Title:   President


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                                  SCHEDULE A



FUNDS AVAILABLE UNDER THE CONTRACTS

Summit Mutual Funds, Inc. Pinnacle Series:
	Summit S&P 500 Index Portfolio
	Summit S&P MidCap 400 Index Portfolio
	Summit Balanced Index Portfolio
	Summit Lehman Aggregate Bond Index Portfolio
	Summit Nasdaq - 100 Index Portfolio
	Summit EAFE International Index Portfolio
	Summit Russell 2000 Small Cap Index Portfolio - Class F

SEPARATE ACCOUNTS UTILIZING THE FUNDS

Symetra Separate Account C
Symetra Separate Account SL

UNREGISTERED SEPARATE ACCOUNTS UTILIZING THE FUNDS


CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

Symetra Spinnaker [registered trademark symbol] Variable Annuity
Symetra Complete [registered trademark symbol] Individual Flexible Premium Variable Life Insurance Policy
Symetra Complete Advisor[registered trademark symbol] Individual Flexible Premium Variable Life Insurance Policy